CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 21, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of The Kenwood Growth & Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights of the Fund" and "Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
August 28, 2002